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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the incorporation by reference in the following registration statements of our report dated January 29, 2002 with respect to the consolidated financial statements and financial statement schedule of USA Networks, Inc. and our reports dated January 29, 2002 with respect to the consolidated financial statements and financial statement schedule of Home Shopping Network, Inc. and Subsidiaries and USANi LLC and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission:

                                    COMMISSION FILE NO.
                                    -------------------
                                  Form S-8, No. 333-03717
                                  Form S-8, No. 333-18763
                                  Form S-8, No. 333-34146
                                  Form S-8, No. 333-37284
                                  Form S-8, No. 333-37286
                                  Form S-8, No. 333-48863
                                  Form S-8, No. 333-48869
                                  Form S-8, No. 333-57667
                                  Form S-8, No. 333-57669
                                  Form S-8, No. 333-65335
                                  Form S-8, No. 033-53909
                                  Form S-8, No. 333-81576
                                  Form S-8, No. 333-68388
                                  Form S-8, No. 333-68120
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New York, New York
April 1, 2002